EXHIBIT 23.1


                         [TRICE & GEARY LLC LETTERHEAD]





Board of Directors
Glen Burnie Bancorp




We hereby consent to the incorporation of our report, dated February 4, 1998, included or incorporated by reference in this annual report on Form 10K, into the Company's Registration Statements on Forms S-8 and S-3 (SEC File Nos. 333-46943, 33-62280 and 33-62278).



/s/  TRICE & GEARY, LLC
TRICE & GEARY LLC
March 27, 1998